UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2006

RENAISSANCE CAPITAL GROWTH AND INCOME FUND III, INC.
(Exact name of registrant as specified in its charter)

Texas	33-75758	75-2533518
(State or other jurisdiction	(I.R.S. Employer	(Commission File No.)
of incorporation)	Identification No.)

Suite 210, LB 59, 8080 North Central Expressway, Dallas, Texas 75206
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (214) 891-8294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On March 6, 2006, the Board of Directors of Renaissance Capital Growth & Income Fund III, Inc. (the “Fund”) increased the size of the Fund’s Board of Directors from five to six members and elected J. Philip McCormick as a director of the Fund to fill the vacancy created by the increase in the size of the Board. The Board also increased the size of the Fund’s Audit Committee from four members to five members and elected Mr. McCormick to the Fund’s Audit Committee.

Mr. McCormick is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Fund announcing Mr. McCormick’s election to the Board is attached as Exhibit 99.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2006, the Fund’s Board of Directors approved an amendment to Article III, Section 3.2 of the Fund’s Bylaws to provide that the number of directors to serve on the Fund’s Board of Directors shall be such number of directors as shall be fixed by the Board from time to time. The Bylaws previously provided that “[t]he Board shall initially consist of five members, which number may be increased or decreased from time to time by amendment to these Bylaws.” The Fund’s Amended and Restated Bylaws are attached as Exhibit 3.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.1	Amended and Restated Bylaws of Renaissance Capital Growth & Income Fund III, Inc.

99.1	Press Release dated March 8, 2006 Announcing Appointment of New Board Member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 10, 2006

Renaissance Capital Growth and Income Fund III, Inc.

Date:	By:	/s/ Russell Cleveland
Russell Cleveland
President

Exhibit Index

ExhibitNo.	Description

3.1	Amended and Restated Bylaws of Renaissance Capital Growth & Income Fund III, Inc.

99.1	Press Release dated March 8, 2006 Announcing Appointment of New Board Member.